Iron Mountain Incorporated Reports Second Quarter 2007 Financial Results

     - The Company exceeds the high end of its forecasted revenue and OIBDA ranges with 15% revenue growth and benefits from expense control;
     - Revenue performance is driven by strong service revenue growth and the 74th consecutive quarter of increased storage revenues;
     - Operating income before depreciation and amortization grows 11% to $172 million and net income is $39 million, or $0.19 per diluted share;
     - The Company raises full year financial outlook to reflect first half performance and the impact of acquisitions.

    BOSTON, Aug. 1, /PRNewswire-FirstCall/ -- Iron Mountain Incorporated (NYSE:
IRM), the global leader in information protection and storage services, today announced its financial results for the quarter ended June 30, 2007, reporting strong revenue growth, higher operating income and earnings of $0.19 per diluted share.

    Iron Mountain posted solid operating income before depreciation and amortization ("OIBDA") growth of 11% in the second quarter supported by strong revenue growth and continued overhead expense control. The Company had balanced revenue performance across its North America Physical, International Physical and Worldwide Digital business segments with overall gains supported by robust service revenue growth. Acquisitions and favorable foreign currency fluctuations also contributed to overall revenue growth.

    "We are pleased with the performance of the business this quarter and in the first half of this year," said Richard Reese, Chairman and CEO. "We are delivering solid growth across our portfolio and managing our operations effectively in the face of increasing market demand. We continue to invest in our ability to serve our customers through acquisitions that strengthen our service offerings and expand our global footprint. We are on track to deliver against our strategic objectives this year and are raising our full year financial outlook reflecting this progress."

    Key Financial Highlights - Q2/2007

    Iron Mountain's total consolidated revenues for the quarter grew 15% to $669 million driven by solid internal growth of 10% and augmented by several acquisitions, most notably ArchivesOne and Italiana Archivi, which were first reported during this quarter. The Company's overall revenue growth was highlighted by continued strength in service revenue internal growth (11%) led by increasing special project revenues in both North America and Europe. Solid storage (9%) and core service (8%) internal revenue growth rates were also key factors in the Company's revenue performance for the quarter.

    OIBDA for the quarter grew 11% to $172 million reflecting the impact of the Company's robust revenue performance and expense control, particularly with regard to overhead spending. Selling, general & administrative expenses decreased 70 basis points as a percentage of revenues. This improvement partially offset the expected decrease in gross margin resulting from the impact of acquisitions, decreased capacity utilization due to the timing of new real estate and increased real estate taxes and property insurance costs. See Appendix B at the end of this press release for a discussion of OIBDA and the required reconciliation to the appropriate GAAP measures.

    Operating income increased 8% to $111 million, indicative of higher OIBDA and higher depreciation and amortization expense reflecting the impact of recent acquisitions. Net income for the quarter was $39 million, or $0.19 per diluted share, including other income, net of $3 million, or $0.01 per share. The components of other income, net, including the impact of foreign currency fluctuations, insurance gains and early debt extinguishment charges are detailed in the table below.

    Also impacting net income was an increase in interest expense due to additional borrowings for acquisitions and approximately $4 million of reported overlapping interest expense caused by the two-month reporting offset of one of our European subsidiaries as we retired our European senior credit facility. The Company's effective tax rate for the quarter was 26.3% reflecting the positive impacts of the newly created International Treasury Center and the effect of certain foreign currency gains and losses recorded in different tax jurisdictions. Absent the impact of any additional foreign currency rate fluctuations, we expect our effective tax rate to be approximately 33% for 2007. All per share amounts have been adjusted to reflect the three-for-two stock split effected in the form of a stock dividend on December 29, 2006.

    The Company's year to date Free Cash Flow before Acquisitions and Discretionary Investments ("FCF") for the six months ended June 30, 2007 is $59 million reflecting a 19% increase in cash flows from operating activities, approximately $22 million of insurance proceeds related to the July 2006 warehouse fire in London and controlled capital expenditures. Capital expenditures are expected to increase in the second half of the year. See Appendix B at the end of this press release for a discussion of FCF and the required reconciliation to the appropriate GAAP measures.

    Acquisitions
    Iron Mountain's acquisition strategy focuses on acquiring attractive businesses that provide a strong platform for future growth by expanding the Company's geographic footprint and service offerings while enhancing its existing operations. Since the end of the first quarter of 2007, the Company completed several important acquisitions, most notably, the previously announced acquisition of ArchivesOne, Inc., a leading provider of records and information management services in the United States, which closed in May 2007. The Company also acquired a data protection business based in California, a small shredding company in Canada and two small software businesses. Furthering its European expansion strategy, Iron Mountain acquired records management businesses in France, the Netherlands and Ireland.

    Financial Performance Outlook
    The Company is raising its financial performance outlook for the full year ending December 31, 2007 to reflect its first half performance and the expected contribution of recently completed acquisitions. In addition, the Company is issuing guidance for the third quarter ending September 30, 2007. The following statements are based on current expectations and do not include the potential impact of any future acquisitions (dollars in millions):


                                         Full Year Ending December 31, 2007
                        Quarter Ending
                      September 30, 2007     Previous           Current

                         Low      High     Low     High       Low    High
    Revenues            $678      $693  $2,600  $ 2,660    $2,660  $2,695
    Operating Income     108       115     434      457       434     453
    Depreciation
     & Amortization          ~61           231      236          ~240

    Capital
     Expenditures                          395      425       395     425
    Internal Revenue
     Growth                                  8%      10%        8%     10%

    Iron Mountain's conference call to discuss its second quarter 2007 financial results will be held today at 11:00 a.m. Eastern Time. In order to further enhance the overall quality of its investor communications, the Company will simulcast the conference call on its Web site at www.ironmountain.com, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Web site and available for real-time viewing. The slide presentation and replays of the conference call will be available on the Web site for future reference.

    About Iron Mountain
    Iron Mountain Incorporated (NYSE: IRM) helps organizations around the world reduce the costs and risks associated with information protection and storage. The Company offers comprehensive records management and data protection solutions, along with the expertise and experience to address complex information challenges such as rising storage costs, litigation, regulatory compliance and disaster recovery. Founded in 1951, Iron Mountain is a trusted partner to more than 100,000 corporate clients throughout North America, Europe, Latin America and Asia Pacific. For more information, visit the Company's Web site at www.ironmountain.com.

                           Forward Looking Statements

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act. Forward-looking statements include our 2007 financial performance outlook and statements regarding our goals, beliefs, future growth strategies, investments, objectives, plans or current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) changes in customer preferences and demand for the Company's services; (ii) changes in the price for the Company's services relative to the cost of providing such services; (iii) in the various digital businesses in which the Company is engaged, capital and technical requirements will be beyond the Company's means, markets for the Company's services will be less robust than anticipated, or competition will be more intense than anticipated; (iv) the cost to comply with current and future legislation or regulation relating to privacy issues; (v) the impact of litigation that may arise in connection with incidents of inadvertent disclosures of customers' confidential information; (vi) the Company's ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (vii) the cost and availability of financing for contemplated growth; (viii) business partners upon which the Company depends for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated; (ix) changes in the political and economic environments in the countries in which the Company's international subsidiaries operate; (x) other trends in competitive or economic conditions affecting Iron Mountain's financial condition or results of operations not presently contemplated; and (xi) other risks described more fully in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 under "Item 1A. Risk Factors". Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Investor Relations Contact:
    Stephen P. Golden
    Vice President, Investor Relations
    sgolden@ironmountain.com
    (617) 535-2994


    APPENDIX A

    Selected Financial Data:

    (dollars in millions, except per share data)

                     Q2/2006   Q2/2007  Inc (Dec) YTD/2006  YTD/2007 Inc (Dec)
    Revenues            $582      $669     15%     $1,145    $1,301     14%
    Gross Profit
     (excluding D&A)    $322      $361     12%       $624      $698     12%
    Gross Margin %      55.4%     54.0%              54.4%     53.7%
    OIBDA               $154      $172     11%       $296      $328     11%
    OIBDA Margin %      26.5%     25.7%              25.9%     25.2%
    Operating Income    $103      $111      8%       $195      $211      8%
    Interest             $47       $61     30%        $94      $112     19%
    Net Income           $38       $39      3%        $65       $74     13%
    EPS - Diluted      $0.19     $0.19     --%      $0.33     $0.37     12%

    Included in Net Income:
    Foreign Currency
     Exchange Effects    $ 7       $ 4                 $9        $4
    Insurance Related
     Gains                --         3                 --        12
    Debt Extinguishment
     Charges              --        (4)                --        (6)


                        Q2/2007   YTD/2007
    Components of
     Revenue Growth:
    Storage internal
     growth rate           9 %        9 %
    Service internal
     growth rate          11 %       10 %
        Total internal
         growth rate      10 %        9 %
    Impact of foreign
     currency
     fluctuations          3 %        2 %
    Impact of
     acquisitions          3 %        2 %
        Total revenue
         growth           15 %       14 %

    NOTE:  Columns may not foot due to rounding.

    APPENDIX B

    Operating Income Before Depreciation and Amortization

    The Company uses Operating Income Before Depreciation and Amortization ("OIBDA"), an integral part of its planning and reporting systems, to evaluate the operating performance of the consolidated business. As such, the Company believes OIBDA provides current and potential investors with relevant and useful information regarding its ability to grow revenues faster than operating expenses. Additionally, the Company uses multiples of current and projected OIBDA in conjunction with its discounted cash flow models to determine its overall enterprise valuation and to evaluate acquisition targets. OIBDA is not a measurement of financial performance under accounting principles generally accepted in the United States, or GAAP, and should not be considered as a substitute for operating or net income or cash flows from operating activities (as determined in accordance with GAAP).
    Following is a reconciliation of operating income before depreciation and amortization to operating income and net income (in millions):


                              Three Months Ended,        Six Months Ended
                                   June 30,               Ended June 30
                              2006         2007         2006         2007
    OIBDA (Operating Income
     Before Depreciation
     and Amortization)        $154         $172         $296         $328
      Less: Depreciation
       and Amortization         51           60          101          117

    Operating Income          $103         $111         $195         $211
      Less:
         Interest
          Expense, net          47           61           94          112
         Other (Income), net    (7)          (3)         (10)         (11)
         Provision for
          Income Taxes          24           14           45           36
         Minority
          Interest              --           --            1            1
    Net Income                 $38          $39          $65          $74

    NOTE:  Columns may not foot due to rounding.

    Free Cash Flows Before Acquisitions and Discretionary Investments, or FCF

    FCF is defined as Cash Flows From Operating Activities less capital expenditures (excluding real estate), net of proceeds from the sales of property and equipment and other, net, and additions to customer acquisition costs. Our management uses this measure when evaluating the operating performance and profitability of our consolidated business. FCF is a useful measure in determining our ability to generate cash flows in excess of our capital expenditures (both growth and maintenance) and our customer acquisition costs. As such, we believe this measure provides relevant and useful information to our current and potential investors. FCF should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as cash flows from operating activities (as determined in accordance with GAAP).
    Following is a reconciliation of Free Cash Flows Before Acquisitions and Discretionary Investments to Cash Flows from Operating Activities (in millions):


                                                         Six Months Ended
                                                              June 30,
                                                        2006           2007

    Free Cash Flows Before Acquisitions
     and Discretionary Investments                       $25            $59
      Add:  Capital Expenditures
             (excluding real estate), net                142            139
            Additions to Customer
             Acquisition Costs                             7              9
    Cash Flows From Operating Activities                $174           $207

    NOTE:  Columns may not foot due to rounding.

                           Iron Mountain Incorporated
                 Condensed Consolidated Statements of Operations
                  (Amounts in Thousands except Per Share Data)
                                   (Unaudited)


                            Three Months Ended         Six Months Ended
                                  June 30,                  June 30,
                             2006         2007         2006         2007
    Revenues:
      Storage             $327,863     $368,679     $647,018     $720,844
      Service and Storage
       Material Sales      253,705      300,010      498,207      580,357
        Total Revenues     581,568      668,689    1,145,225    1,301,201

    Operating Expenses:
      Cost of Sales
       (Excluding
       Depreciation and
       Amortization)       259,290      307,963      521,658      602,968
      Selling, General
       and Administrative  168,285      188,845      327,128      369,350
      Depreciation and
       Amortization         51,273       60,290      101,121      117,462
      (Gain) Loss on
       Disposal / Writedown
       of Property, Plant
       and Equipment, Net     (174)         357          (11)         394
        Total Operating
         Expenses          478,674      557,455      949,896    1,090,174
    Operating Income       102,894      111,234      195,329      211,027
    Interest Expense,
     Net                    47,254       61,222       93,832      111,557
    Other Income, Net       (6,858)      (3,235)      (9,705)     (10,958)
      Income Before
       Provision for
       Income Taxes and
       Minority Interest    62,498       53,247      111,202      110,428
    Provision for Income
     Taxes                  24,212       14,024       45,183       36,107
    Minority Interest in
     Earnings of
     Subsidiaries, net         444          171          904          562
        Net Income         $37,842      $39,052      $65,115      $73,759
    Net Income Per Share
     - Basic                $ 0.19       $ 0.20       $ 0.33       $ 0.37
    Net Income Per Share
     - Diluted              $ 0.19       $ 0.19       $ 0.33       $ 0.37
    Weighted Average
     Common Shares
     Outstanding - Basic   197,894      199,792      197,708      199,511
    Weighted Average
     Common Shares
     Outstanding - Diluted 200,167      201,742      200,069      201,579

    Operating Income
     before Depreciation
     and Amortization     $154,167     $171,524     $296,450     $328,489

                           Iron Mountain Incorporated
                      Condensed Consolidated Balance Sheets
                             (Amounts in Thousands)
                                   (Unaudited)


                                                   December 31,    June 30,
                                                      2006           2007
    ASSETS

    CURRENT ASSETS:
      Cash and Cash Equivalents                      $45,369        $94,964
      Accounts Receivable (less allowances of
       $15,157 and $17,187, respectively)            473,366        522,448
      Other Current Assets                           160,986         95,550
        Total Current Assets                         679,721        712,962
    PROPERTY, PLANT AND EQUIPMENT:
      Property, Plant and Equipment at Cost        2,965,995      3,197,671
      Less: Accumulated Depreciation                (950,760)    (1,062,177)
        Property, Plant and Equipment, net         2,015,235      2,135,494
    OTHER ASSETS:
      Goodwill, net                                2,165,129      2,373,859
      Other Non-current Assets, net                  349,436        491,481
        Total Other Assets                         2,514,565      2,865,340
        Total Assets                              $5,209,521     $5,713,796
    LIABILITIES AND STOCKHOLDERS' EQUITY
    CURRENT LIABILITIES:
      Current Portion of Long-term Debt              $63,105        $31,805
      Other Current Liabilities                      575,542        600,363
        Total Current Liabilities                    638,647        632,168
    LONG-TERM DEBT, NET OF CURRENT PORTION         2,605,711      2,971,654
    OTHER LONG-TERM LIABILITIES                      406,600        451,683
    MINORITY INTERESTS                                 5,290          5,883
    STOCKHOLDERS' EQUITY                           1,553,273      1,652,408
        Total Liabilities and
         Stockholders' Equity                     $5,209,521     $5,713,796